EXHIBIT 99.1

Victory Energy Announces That the Noteholders of Target Energy Limited
Have Voted to Approve Fairway Transaction

AUSTIN, Texas – (May 29, 2014). Victory Energy Corporation, (OTCQX: VYEY) (“Victory” or “the Company”) a rapidly growing, Permian Basin focused oil and gas company, today announced that Target Energy Limited’s (“Target”) convertible noteholders have approved the sale of 10% stake in the Fairway Project to Victory Energy Corp. Approval by Target’s noteholders was one of the conditions required to complete Victory Energy’s acquisition of the Fairway Project.

Victory announced on May 8, 2014 that Target agreed to sell a 10% non-operated working interest in certain oil and gas properties located in the Permian Basin, known as the “Fairway Project” in West Texas for a total cash consideration of approximately $6.0 million. In addition to the noteholder approval, the completion of the acquisition is predicated on completing due diligence and the entry into a Sale & Purchase Agreement to the satisfaction of both parties. The sale will be to Aurora Energy Partners, a partnership in which Victory owns a 50% partnership interest and is the managing partner. Victory expects the acquisition to close on or about June 5, 2014 with an effective date of May 1, 2014.

About Victory Energy

Victory Energy Corporation (OTCQX: VYEY), based in Austin, Texas with additional resources in Midland is a high growth oil and gas Exploration and Production (E&P) company that is focused on creating shareholder value through the acquisition and development of assets in the World Class Permian Basin. The company currently holds interests in the Permian where its targets are high profile plays such as the Wolfcamp, Mississippian and Fusselman formations. The company is growing cash-flows through sustainable low-risk vertical well development on existing properties and new acquisitions which offer repeatable and highly profitable results. The Company achieves these results by targeting predictable resources plays, favorable operating environments and consistent reservoir quality across multiple target horizons with long-lived reserve characteristics. For additional information on the company, please visit www.vyey.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words "will", "potential", "believe", "estimated", "intend", "expect", "may", "should", "anticipate", "could", "plan", "project", or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Among these forward-looking statements are statements regarding EURs, estimated BOE, estimated future gross undiscounted cash flow and estimated drilling and completion costs. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including but not limited to, changes to drilling plans and schedules by the operators of prospects, overruns in costs of operations, hazards, delays, and any other difficulties related to drilling for and producing oil or gas, the price of oil, NGLs, and gas, results of marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth, and other factors described in the Company Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013 and any updates to those risk factors set forth in the Company's Quarterly Reports on Form 10-Q. Further information on such assumptions, risks and uncertainties is available in the Company's other filings with the Securities and Exchange Commission ("SEC") that are available on the SEC's website at www.sec.gov, and on the Company's website. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:

Investor Relations
Derek Gradwell
MZ Group
SVP Natural Resources
Phone: 512-270-6990
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us